UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  FORM 8-K12G3

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                October 18, 2006
                -------------------------------------------------
                Date of Report (Date of earliest event reported)


                       INTERCELL INTERNATIONAL CORPORATION
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


Nevada                              0-14306                   84-0928627
-----------------------------    -----------------------  ---------------------
(State or other jurisdiction    (Commission File Number)  (IRS Employer
of incorporation)                                         Identification Number)

                           370 17th Street, Suite 3640
                             Denver, Colorado 80202
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (303) 592-1010
             ------------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                        SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to a Plan and Agreement of Reorganization between the Registrant and NewMarket Technology, Inc., the Registrant has completed the acquisition of NewMarket China, Inc. by share exchange. Two million common shares and two hundred fifty thousand Series A Preferred shares were issued as consideration to NewMarket Technology, Inc.

HISTORY OF NEWMARKET CHINA, INC.

NewMarket China, Inc. is a Nevada corporation formed in January, 2005 that was wholly owned of NewMarket Technology, Inc. ("NMKT") until its recent acquisition by Intercell International Corporation. The company was originally established to be the Asian regional subsidiary for NMKT . Its mission was initially designed to localize the business plan established by NMKT in North America and to pursue merger and acquisition opportunities as well as organic business growth initiatives in China. The rapid economic development in China presents significant opportunities to provide services and products at favorable costs to Global Markets.

NewMarket China, Inc. ("NMKC") concentrates on partnering with small to medium size technology related companies in the services and product sectors in China. Beyond organic business opportunities, NewMarket China extends management expertise and infusion of working capital as required to assist qualified Chinese companies in their growth objectives. The strategy is to establish incremental goals and provide commensurate funding as well as support services, which results in NMKC acquiring a majority interest in the partner. The long term strategy when engaging with qualified partners is to achieve the characteristics appropriate for listing on a United States or other public trading venue allowing for public investor funding to support the next stage of enterprise growth.

Following its formation in the United States, NewMarket China established its first Chinese operation by forming a Wholly Owned Foreign Entity ("WOFE") subsidiary named Clipper Technology, Inc. ("CLPTEC") which is registered to operate in the city of Shanghai, China.

CLPTEC has been licensed by Shanghai Municipal Government to engage in the consulting, development, implementation, and maintenance of technology systems which include both software and peripherals for computing, communication, and data exchanges related to general business application as well as the specialty fields of medical, security, military and homeland defense applications. The company is also licensed to engage in prototype development of security systems as well as OEM sourcing for production of hardware related to the above business activities.

Following the creation of CLPTEC, NewMarket China negotiated the formation of a joint venture ("JV") between CLPTEC and a consortium of Chinese technology firms collectively named the Huali Group. The forming of a JV provided NMKC an accelerated entry into China's rapidly growing economy which would have taken years to accomplish though organic growth. The JV also provides a firm foundation from which to explore other avenues of business. The terms of the JV agreement assign CLPTEC 51% ownership to the Huali Group's 49%. The JV was registered in the city of Ningbo, China and named Clipper Huali Co., LTD. The JV specializes in the distribution and value added reselling of software and hardware products that include both Chinese and well known foreign brands such as Hewlett Packard, Sony and IBM.

                                 OWNERSHIP CHART

                              NewMarket China, Inc.
                                        |
                            Clipper Technology, Inc.
                              (100% WOFE in China)
                                        |
                    51% Joint Venture (Hualia Group owns 49%)
                                        |
                             Clipper Huali Co. LTD.


PLAN OF OPERATIONS

NewMarket China, Inc. (NMKC), its subsidiary Clipper Technology, Inc. (CLPTEC), and the Clipper Hauli JV are start up companies. After NewMarket Technology's
(NMKT) first visit to China in the later part of 2003, NMKT expended significant time and resources aggressively pursuing business opportunities and opening relationships. NewMarket recognizes that relationship building is the keystone to closing business opportunities and sustaining operations in China. NewMarket China was then formed to extend the strong network of working relationships established by NMKT. These relationships include both business and political leaders. One of NewMarket China's most significant relationships is with Gaozhi Science and Technology, Ltd. Gaozhi has been instrumental in providing counsel, guidance, and personal involvement, where necessary, through the complex governmental process of starting up a company in China. Gaozhi's CEO and President Mr. Liu Xing Xie provided both staff support and temporary facilities during the early stages of establishing offices in China for NewMarket China and CLPTEC. In addition to being the president of a leading Shanghai Technology company, Mr. Liu, is also Vice Chairman of the Shanghai Chamber of Commerce and a Standing Member of the Shanghai Committee of the C.P.P.C.C. (Chinese Peoples Political Consultative Counsel).

As part of the plan to build long term business and political relationships NMKC has engaged two associates to help develop business in China. Dr. Larry Wu who was formerly the Second Secretary for Science and Technology at the Chinese Embassy in Washington D.C. leads initiatives in China's Capitol, Beijing. Dr. James Jiang, CEO of GaozhiSoft, a subsidiary of Gaozhi Science and Technology, is CLPTEC's business development partner and served as interim CEO of CLPTEC during the initial start up phase of the company. Each assists NewMarket China and CLPTEC's business development efforts in China as well as with other NewMarket Technology initiatives in South America, North America, and Singapore.

Dr. Wu provides an early assessment of business opportunities. Based upon his government background he additionally seeks potential favorable involvement of Government organizations at both the National and Municipal level. Economic development in China is driven by such organizations in the form of different incentive programs. Such incentives are being offered by government organizations dedicated to attracting and developing "high-tech" type businesses in China.

Dr. Jiang has extensive business experience in both China and Singapore. He played a key role in the establishment of the CLPTEC Huali JV. By virtue of NewMarket China and CLPTEC's relationship with Dr. Jiang, CLPTEC is in early discussions to acquire GaozhiSoft and possibly partner on IPTV (Internet Protocol Television) service initiative.


CLPTEC-HUALI JOINT VENTURE (JV)

NewMarket China focused its early sales efforts in technology products and services by partnering CLPTEC with a regional consortium named the Huali Group. The Hauli Group contributed an established sales base and good reputation for service. CLPTEC entered into a Joint Venture ("JV") agreement with the Huali Group structured so that CLPTEC acquired a fifty one (51%) share for (Y) 510,000 ($64000 USD). The JV is registered in the city of Ningbo, China under the name "Clipper Huali Co., LTD." The Huali Group's principle shareholder is Mr. Zhang Wei Lin and consists of three companies that sell and service technology hardware and software products as well as peripherals for computer networking. The JV is headquartered in Ningbo, China and has the majority share of the business market in China's Zhejiang Province. Ningbo was chosen as the headquarters as it is the hub of many large manufacturing and service provides which is the customer base for the technology products and services sold by the JV. The JV currently is staffed at 101 employees and is expected to have a revenue run rate of twenty five million USD ($25 million) by the last quarter of 2006.

THE HUALI GROUP OF COMPANIES CONSIST OF:

Ningbo Kaifaxu Huali Electronics & Computer Co.
Ningbo Huali Computer Network Co.
Ningbo Huali Jiangbei Computer Co. LTD

THE CLIPPER HUALI CO. LTD IS HEADQUARTERED IN NINGBO:

303 Jia Fong Nan Road
Ningbo, 310012
Peoples Republic of China

Clipper Technology, Inc. is headquartered in Shanghai:

2f No. 123 Qinjiang Road
Shanghai, 200233
Peoples Republic of China

2006 OPERATIONS FORECAST


                                    June YTD                  3rd Quarter
                                                                  1)
                             -------------------------    ----------------------

     Revenue                               $2,620,714                $3,983,459
     COS                                   $2,545,203                $3,879,298
     Operating Expenses                    $   67,690                $   86,773
     EBITDA                                $    7,819                $   17,388
     Net Profit                            $    5,708                $   16,813

1) Three months (June, July, August) actual.

The JV has concentrated its sales primarily in China's Zhejiang Province (South &West of Shanghai). Within this regional area, the JV enjoys a dominant share of the market for its products and services. To make substantial gains in revenue the JV will have to expand its boundary of operations. NMKC/CLPTEC are reviewing the merit of expanding sales into the Provinces of Jiangsu, Hunan, Henan, and Hebei which are west and north of the current sales territory. The strategy is to initially develop and market areas beyond first tier cities such as Shanghai (because of mature penetration) and to focus on less mature markets to maximize initial sales momentum at the most cost effective level. An assessment of the market expansion is underway with a target to match the current sales level in the new territory within a twelve to eighteen month timeframe. A plan is expected to be complete by the end of 2006 for Board of Director review that will outline the organizational infrastructure, market penetration strategy and capital requirements.

OTHER PROGRAMS UNDERWAY

While expansion of the Clipper Huali JV is being planned, other initiatives are underway by NMKC as well:

1. To leverage China's substantial technical resources, NMKC/CLPTEC is pursuing the U.S. demand for a more competitive technical labor pool to meet global competition. Agreements are being formed with Chinese software firms to provide IT Outsourcing services to the US Market.

2. In conjunction with IT Outsourcing initiatives, initial discussions are underway to acquire an interest in GaozhiSoft, Inc. a small software development firm with proprietary software used by China Mobile (Listed on NY Stock Exchange)and China Unicom (Listed on NASDAQ).

3. NMKC/CLPTEC is also exploring a possible partnering with the GaozhiNet Co., Ltd, a company that has developed proprietary IPTV technology that enables the distribution of movies and other audio/video entertainment over the Internet to home televisions. The content will initially target Chinese speaking audiences but will expand to a broader customer base. The system is in beta trials in S.
E. Asia (i.e. Singapore, Malaysia and Indonesia) as well as China.

4. As demand grows for products manufactured in China because of favorable labor rates, an increasing number of foreign firms are seeking a conduit to Original Design Manufacturing (ODM) and limited production run resources. NMKC and CLPTEC are exploring opportunities to bring these higher value manufacturing resources to foreign markets.


IT OUTSOURCING

The general business plan involves the development of a network of Chinese partner firms that NewMarket China can draw upon to fulfill potential customer requirements. These customers will initially be in the United States, but ultimately they may be based anywhere in the world. The network of partner firms are intended to be developed with a goal of being able to provide a range of skills that can meet any customer requirement. NMKC recently hosted a Trade Mission to China for US IT Managers in September 2006 to introduce the U.S. market to the outsourcing opportunities in China.

Planned business domains include such industries as Banking, Financial Services, Healthcare, and Telecommunications A complete range of software capabilities are being developed.

The current recognized leader in Offshore IT Outsourcing is India. India boasts many advantages, but the forecast conducted by India's National Association of Software and Services Companies (NASSCOM) indicates an inability to meet future demands for Outsourcing as readily as in the past. As a result, the cost of Indian Outsourcing is increasing because of reduced supply.

In addition, major Indian Outsourcing companies are currently building operations in China to augment capacity in India. Because of this development, NewMarket China intends to position itself to offer more cost efficient IT outsourcing directly to its customers as opposed to the approach contemplated by India-which is assumed to involve an intermediary step in the process resulting in potentially higher cost. NewMarket China and CLPTEC plan to position their firms to directly provide Chinese resources to foreign customers providing an alternative to Indian Outsourcing.

China also has competitive advantages over India in the IT/programming area. These advantages include, but are not limited to, superior infrastructure, higher literacy rates, a greater numbers of engineering graduates, lower labor rates, and high government investment in the IT Industry.

MV3 PROGRAM (IPTV ENTERTAINMENT)

The  entrainment  industry is shifting  from a physical to digital  distribution model. CLPTEC's partner, Gaozhi Science and Technology, Ltd, has acquired various licenses to distribute Chinese entertainment content globally. Movies, TV Shows, Educational Programs, and other advertisement will be digitally distributed using proprietary software and hardware called MV3 that was developed by GaozhiNet, Ltd a subsidiary of Gaozhi Science and Technology, Ltd. The MV3 solution enables any household with a broadband Internet connection to digitally receive movies and other entertainment media using a "set top box." NMKC is in negotiations with firms in the US that have established networks that serve Chinese audiences. While Chinese content presents a niche market opportunity in the US, S.E. Asia (i.e. Singapore, Malaysia, & Indonesia) entertainment demand from all sources is expected to exhibit a compound growth at over nine (9%) percent annually (Price Waterhouse-Coopers). As a comparison the global market is expected to grow at 6.6 % Percent annually.

NMKC has been engaged as a consultant to help establish a Franchise Network outside China for MV3 systems. The trial of the MV3 system was initiated in Singapore in late August 2006, to address any technical issues with the system. The trial will be expanded to Malaysia and Indonesia in the fall. Testing in the US is not expected until 2007. The marketable price point in S.E. Asia appears to be at about Twenty USD ($20) a month for a subscription. A target of twenty thousand subscribers has been set as the test market.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Report, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding common stock of the Company as of October 31, 2006. Also included are the shares held by all executive officers and directors as a group.

SHAREHOLDERS/                       NUMBER OF SHARES                   OWNERSHIP
BENEFICIAL OWNERS                                                     PERCENTAGE
---------------------------------   ------------------------------    ----------

NewMarket Technology, Inc.          2,000,000 common shares                 7.7%
                                      250,000 Preferred Series A(2)         100%

Asia Pacific Venture Partners, LP   2,000,000 Preferred Series B(3)         100%

Philip Rauch (1)                            0                                 0%

Bruce Noller      (1)                       0                                 0%

Philip Verges     (1)                       0                                 0%

John Verges       (1)                       0                                 0%

All directors and executive
officers as a group (4 persons)
--------------------
1) These Officers and Directors are also Officers and Directors of NewMarket Technology, Inc. which owns 2,000,000 common shares and 250,000 Preferred Series A shares. Each of these persons is deemed to be a control party of NewMarket Technology, Inc.
2)       Conversion privileges
3)       Conversion privileges

Each principal shareholder has sole investment power and sole voting power over the shares.

EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

Directors received no cash compensation for their service to the Company as directors, but can be reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.


                     SUMMARY COMPENSATION TABLE OF DIRECTORS

Name                       Annual           Meeting Fees      Consulting        Number of        Number of
                           Retainer         ($)               Fees/Other Fees   Shares (#)       Securities
                           Fees ($)                           ($)                                Underlying
                                                                                                 Options SARS (#)
--------------------    ------------     -----------------    ---------------  ------------     ------------------
Philip Rauch               $0               $0                $0                0                0
Bruce Noller               $0               $0                $0                0                0
Philip Verges              $0               $0                $0                0                0

EXECUTIVE OFFICER COMPENSATION

The annual compensation for the executive officers of the Company for the post reorganization operations has not yet been determined, but is expected to be established by a resolution of the Company's Board of Directors in the near future. The Company has not entered into any employment agreements with its executive officers to date. The Company may enter into employment agreements with them in the future.

The following table and notes set forth the annual cash compensation paid to officers of the Company.


                    SUMMARY COMPENSATION TABLE OF EXECUTIVES

Name & Principal    Fiscal   Annual           Annual Bonus      Awards/Other      Restricted       Securities
Position             Year    Salary ($)       ($)               Annual           Stock Award(s)    Underlying
                                                                Compensation                       Options/SARS
                                                                                     ($)           (#)
-----------------   -----  ----------       ---------------     -------------    --------------    -------------
Philip Rauch, CFO   2006     $0               $0                $0                $0               0

John Verges, CEO    2006     $0               $0                $0                $0               0

Option/SAR Grants Table (None)

Aggregated Option/SAR Exercises in Last Fiscal Year an FY-End Option/SAR value
(None)

Long Term Incentive Plans - Awards in Last Fiscal Year
(None)


WARRANTS

The following table sets forth information with respect to options to purchase common stock of the Company granted during fiscal year ended December 31, 2005.


                              NON-QUALIFIED OPTIONS

Name              Date Issued       Number Issued    Exercise          Expiration Date           Consideration
                                                     Price
-------------     -----------       -------------    ---------         ----------------          --------------
None.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION/SAR VALUE

Name                       Shares Acquired  Value Realized    Number of Securities               Value of Unexercised
                           on Exercise (#)  ($)               Underlying Unexercised             In the Money
                                                              Option/SARs at FY-End (#)          Options/SARs at
                                                              Exercisable / Unexercisable        FY-End ($)
                                                                                                 Exercisable /
                                                                                                 Unexercisable
-----------------          ---------------   --------------   ----------------------------       ----------------------

None.


No other compensation not described above was paid or distributed during the last fiscal year to the executive officers of the Company. There are no compensatory plans or arrangements, with respect to any executive office of the Company, which result or will result from the resignation, retirement or any other termination of such individual's employment with the Company or from a change in control of the Company or a change in the individual's responsibilities following a change in control.


INCENTIVE STOCK OPTIONS

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to a Plan and Agreement of Reorganization between the Registrant and NewMarket Technology, Inc., the Registrant has completed the acquisition of NewMarket China, Inc. by share exchange. Two million common shares and two hundred fifty thousand Series A Preferred shares were issued as consideration to NewMarket Technology, Inc.

LEGAL PROCEEDINGS

None.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The Company budget for operations in next year is as follows:

                                    SEP 06 YTD         FORECAST 4TH        2006 ANNUAL        2007 BUDGET
           EXPENSE                                       QUARTER            FORECAST            FORECAST
------------------------------    ----------------    ---------------    ----------------    ---------------
Cost of Sale                      $        19,754     $        4,939     $        24,693     $       32,000
Operating Expenses                            175                 44                 219               $300
G&A                                           370                 93                 463               $600
Other Income& Expense                          18                  5                  23                $30
Income Tax                                     37                  9                  46                $70
                                  ----------------    ---------------    ----------------    ---------------
Total                             $        20,354     $        5,089     $        25,443     $       33,000




CAPITAL REQUIREMENTS ( current business expansion and M&A engagements)                       $        5,500




                                                                              2006                2007
                                                                         ----------------    ---------------

Employees Shanghai                                                                     5                 10
Employees Ningbo                                                                     101                125




The Company reserves the right to change any or all of the budget categories in the execution of its business attempts without purchaser approval. None if the line items are considered to be fixed or unchangeable in the budget.

The Company will require additional capital to support its budget. The Company has no committed source for any funds as of date herein. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, the Company may not be able to carry out its business plan, and could fail in business as a result of these uncertainties.

LIQUIDITY

The Company's cash balance at December 31, 2005 was $868,453. Operating activities for the year ended December 31, 2005 exclusive of changes in operating assets and liabilities provided $192,006, as well as a decrease in receivables and other current assets of $622,236, offset by a decrease in accounts payable and accrued and other current liabilities of $646,688.

Since inception, the Company has financed operations primarily through short term borrowing from banks and third-party institutions and vendor financing. The start-up nature of the Company may require further need to raise cash through equity sales at some point in the future in order to grow operations. Accordingly, if revenues are insufficient to meet needs, the Company will attempt to secure additional financing through traditional bank financing or a debt or equity offering; however, because the start-up nature of the Company, the Company be unsuccessful in obtaining such financing or the amount of the financing may be minimal and therefore inadequate to implement the continuing plan of operations. There can be no assurance that the Company will be able to obtain financing on satisfactory terms or at all, or raise funds through a debt or equity offering. In addition, if the Company has nominal funds by which to conduct its operations, it will negatively impact its potential revenues.

RESULTS OF OPERATIONS FOR THE YEAR-ENDED DECEMBER 31, 2005

The Company commenced operations in 2005. Revenue for the year-ended December 31, 2005 was $22,884,991. Cost of sales was $22,151,124. Cost of sales as a percentage of sales was 97%. General, administrative and operating expenses were $455,281. Net income before extraordinary gain was $119,814. The Company recorded an extraordinary gain of $245,890 related to the purchase of a majority interest in the CLPTEC/Huali joint venture.

RESULTS OF OPERATONS FOR THE SIX-MONTHS ENDED JUNE 30, 2006 COMPARED TO THE SAME PERIOD ENDED JUNE 30, 2005.

Revenue increased 37% from $9,529,783 for the six months ended June 30, 2005, to $13,021,252 for the six months ended June 20, 2006 as a result of the Company's expansion into additional municipalities.

Cost of sales increased 37% from $9,225,244 for the six months ended June 30, 2005 to $12,652,012 for the six months ended June 30, 2006 as a result of the Company's expansion into additional municipalities. Cost of sales as a percentage of sales was 97% and 97% for the six months ended June 30 2006 and 2005 respectively.

General, administrative and operational expenses increased 52% from $218,422 for the six months ended June 30, 2005 to $332,452 for the six months ended June 30, 2006 as a result additional staffing requirements and professional fees associated with the Company's growth.

Net income was $41,298 for the six months ended June 30, 2005 compared to a loss of $8,033 as a result of increased general, administrative and operating expenses as a percentage of sales.

CAPITAL RESOURCES

The only capital resources of the Company are its common stock. The Company has been financed to date through a combination of short-term borrowing from banks and other third parties and vendor financing.

                     SECTION 3 - SECURITIES TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to a Plan and Agreement of Reorganization between the Registrant and NewMarket Technology, Inc., the Registrant has completed the acquisition of NewMarket China, Inc. by share exchange. Two million common shares and two hundred fifty thousand Series A Preferred (super majority) shares were issued as consideration to NewMarket Technology, Inc. in the reorganization. Fifty thousand Series B Preferred shares have been subscribed for by Asia Pacific Venture Partners, LP but have not been issued. The Series B Preferred shares will convert to 20% ownership of the common outstanding stock of Intercell on a fully diluted basis.

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Two million common shares and two hundred fifty thousand Series A Preferred (super majority) shares were issued as consideration to NewMarket Technology, Inc. in the reorganization. NewMarket Technology, Inc., through its Series A Preferred Shares, votes a super majority over the common shares outstanding.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

RESIGNATION OF OFFICERS

On October 18, 2006, Mr. R. Mark Richards, the Chief Executive Officer of Intercell International Corporation ("the Registrant") resigned as the Chief Executive Officer of the Registrant, effective immediately.

On October 18, 2006, Ms. Kristi J. Kampmann, the Chief Financial Officer of the Registrant, resigned as the Chief Financial Officer of the Registrant, effective immediately.

APPOINTMENT OF OFFICERS

MR. JOHN VERGES, CHIEF EXECUTIVE OFFICER

On October 18, 2006, Mr. John Verges was appointed the Chief Executive Officer and President of the Registrant. Mr. Verges is the Chief Executive Officer of NewMarket China, which the Registrant is in the process of acquiring as a wholly-owned subsidiary.

Mr. Verges holds a Bachelor of Science in Management Information Systems from the University of Texas at Dallas. In addition, he earned a Masters of Business Administration in Finance from the University of Texas at Dallas. Mr. Verges served in the U.S. Navy for five years as a Naval Aviator. After completing his active duty commitment, he worked in the private sector with several emerging technology firms.

Mr. Verges is the brother of Mr. Philip Verges, the Chief Executive Officer and Director of NewMarket Technology, Inc., a majority stockholder of the Registrant. Mr. Philip Verges has also been appointed to the Board of Directors of the Registrant (See below.)

At this time the Registrant has not entered into an employment agreement with Mr. Verges.

MR. PHILIP RAUCH, CHIEF FINANCIAL OFFICER & DIRECTOR

On October 18, 2006, Mr. Philip Rauch was appointed the Chief Financial Officer and a Director of the Registrant. Mr. Rauch is the Chief Financial Officer and a Director of NewMarket Technology, Inc., a majority stockholder of the Registrant.

Mr. Rauch holds a Bachelor of Science in Economics degree with honors from the University of Pennsylvania Wharton School of Business, with a concentration in finance and accounting. Since February 2004, Mr. Rauch has been the Chief Operating and Financial Officer of Defense Technology Systems, Inc. Beginning in 1997, Mr. Rauch served in a senior capacity at AboveNet, Inc. (formerly
Metromedia Fiber Network, Inc.) as Vice President, Business Operations, and later as Controller. From 1993 to 1997, Mr. Rauch was Vice President and Chief Financial Officer of Columbus Construction, a heavy construction company with several plant facilities. From 1989 to 1993, he was Vice President and Chief Financial Officer of F. Garofalo Electric Co., a Local #3 IBEW engineering and construction company. Mr. Rauch has further earned a certificate in Construction Management from the Institute of Design and Construction in New York. He is currently a member of the American Management Association and the Construction Financial Management Association.

At this time the Registrant has not entered into an employment agreement with Mr. Rauch.

APPOINTMENT OF DIRECTORS

MR. PHILIP VERGES, DIRECTOR

On October 18, 2006, Mr. Philip Verges was appointed to the Board of Directors of the Registrant. Mr. Philip Verges is the Chief Executive Officer and Chairman of NewMarket Technology, Inc.

Mr. Verges is a 1988 graduate of the United States Military Academy. His studies at West Point centered on national security. Mr. Verges served with distinction as a U.S. Army Captain in a wide variety of important engagements to include research and development of counterterrorism communication technologies and practices.

Mr. Verges' early career after the Army includes time in the Computer Sciences Research and Development Department of General Motors as well as experience teaching systems engineering methodology and programming to Electronic Data Systems ("EDS") employees from 1991 to 1995. Mr. Verges' first business start-up experience was at EDS in a new division concentrating on call center technology in financial institutions. Later in 1995, he added to his start-up experience at a $30 million technology services business with the responsibility to open a new geographic region with a Greenfield operation. Mr. Verges founded NewMarket Technology in 1997.

MR. BRUCE NOLLER, DIRECTOR

On October 18, 2006, Mr. Bruce Noller was appointed to the Board of Directors of the Registrant. Mr. Noller is a Director of NewMarket Technology, Inc.

Mr. Noller is currently the President of Noller & Associates, Inc., Mr. Noller brings to the Board over 25 years of Financial, Operational and Marketing experience. Before he founded his own firm in 1994, he served as Vice President for Integrated Control Systems, a worldwide management consulting firm. During that time, Mr. Noller proposed and oversaw engagements with a variety of industries including healthcare, distribution, manufacturing, retail, banking, insurance, mining and telecommunications. With an approach that emphasizes implementation with measurable results, Mr. Noller's current firm focuses on improving existing financial and management systems. Mr. Noller has International management consulting experience in Singapore, Malaysia, China, Canada, Latin America and Europe.

ITEM 5.03 AMENDMENTS TO ARTICLES OF  INCORPORATION  OR BYLAWS;  CHANGE IN FISCAL
YEAR

The Company has adopted a Designation of Rights, Privileges, and Preferences for Series A Preferred Stock and authorized and issued two hundred fifty thousand shares of Series A Preferred Stock. Series A Preferred is designated as holding super majority voting rights over all common shares issued and outstanding.

ITEM 5.06 CHANGE IN SHELL STATUS

As a result of the acquisition outlined in Item 2.01, the Company is no longer considered a shell under the definition thereof.

                            SECTION 8 - OTHER EVENTS

ITEM 8.01  OTHER ITEMS

The Company has adopted a new business plan in the systems integration sector, through its acquisition of NewMarket China, Inc. (See Item 2.01).

                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         A.  FINANCIAL STATEMENTS :
             --------------------

                  Audited financial statements of NewMarket China, Inc. for the year ended December 31, 2005

                  Unaudited financial statements of NewMarket China, Inc. for the six-months ended June 30, 2006

                  Consolidated Pro-Forma Balance Sheet (post transaction with NewMarket China, Inc.)

         B.  EXHIBITS - None.
             --------



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2006                    INTERCELL INTERNATIONAL CORPORATION


                                            By:/s/John Verges
                                             ________________________________
                                             John Verges
                                             Chief Executive Officer

POLLARD-KELLEY AUDITING SERVICES, INC..........................................
AUDITING SERVICES                                 3250 WEST MARKET ST, SUITE 307
                                                              FAIRLAWN, OH 44333
                                                                    330-836-2558


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
NewMarket China, Inc.

We have audited the accompanying balance sheets of NewMarket China, Inc. as of December 31, 2005, and the related statements of income, changes in stockholders' equity, and cash flows for the year ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2005, and the results of its operations and it cash flows for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting standards.

Pollard-Kelley Auditing Services, Inc.

/S/ Pollard-Kelley Auditing Services, Inc.

Fairlawn, Ohio
November 7, 2006

New Market China, Inc.
Balance Sheet
December 31, 2005

                                                     ASSETS

CURRENT ASSETS
        Cash and cash equivalents                                                                 $    868,453
        Accounts receivable - trade                                                                    610,711
        Accounts receivable - other                                                                     76,444
        Inventory                                                                                    1,104,087
        Supplier advances                                                                              759,096
                                                                                                   ------------
                                                TOTAL CURRENT ASSETS                                 3,418,791

Fixed Assets
        Fixtures and equipment                                                                          18,349
        Less: Accumulated depreciation                                                                  (1,835)
                                                                                                   ------------
                                                                                                        16,514

                                                        TOTAL ASSETS                              $  3,435,305
                                                                                                   ============

                                      LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
        Accounts payable                                                                             $ 543,078
        Short-term borrowings                                                                        1,261,913
        Accrued expenses                                                                               194,974
                                                                                                   ------------
                                           TOTAL CURRENT LIABILITIES                                 1,999,965

MINORITY INTERESTS IN SUBSIDIARIES                                                                     798,348

STOCKHOLDER'S EQUITY
        Common stock                                                                                         1
        Additional paid in capital                                                                     271,287
        Retained earnings                                                                              365,704
                                                                                                   ------------
                                                                                                       636,992

        TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                                                $  3,435,305
                                                                                                   ============


See accompanying notes and accountant's report.

New Market China, Inc.
Income Statement
For the Year Ending December 31, 2005

SALES                                                                                             $  22,884,991

COST OF SALES                                                                                        22,151,124
                                                                                                   ------------

                                                         GROSS PROFIT                                   733,867
EXPENSES
        General and adminstrative                                                                       253,940
        Operating expenses                                                                              201,341
        Interest expense                                                                                 87,532
        Other taxes and surcharges                                                                       14,701
                                                                                                   ------------
                                                                                                        557,514
                                               INCOME FROM OPERATIONS                                   176,353

OTHER INCOME AND EXPENSE
        Other income                                                                                     72,535
        Other expense                                                                                    (8,503)
                                                                                                   ------------
                                                                                                         64,032
                                                  INCOME BEFORE TAXES                                   240,385

TAX PROVISION                                                                                            50,214

MINORITY INTEREST IN SUBSIDIARIES                                                                        70,357
                                                                                                   ------------

                                     INCOME BEFORE EXTRAORDINARY GAIN                                   119,814

EXTRAORDINARY GAIN
        Extraordinary gain from purchase of interest in subsidiaries-net of taxes                       245,890
                                                                                                   ------------

                                                           NET INCOME                             $     365,704
                                                                                                   ============

EARNINGS PER SHARE
        Income from operations                                                                    $         176
        Extraordinary gain                                                                        $         246
        Net Income                                                                                $         366
        Average share outstanding                                                                         1,000


See accompanying notes and accountant's report.

New Market China, Inc.
Statement of Shareholder's Equity
For the Year Ending December 31, 2005


                                                                             ADDITIONAL
                                                COMMON STOCK                   PAID IN           RETAINED
                                         SHARES            AMOUNT              CAPITAL           EARNINGS          TOTAL
                                        ------------     -------------      -------------      -------------    ------------
         Initial capital issue              1,000               $ 1          $ 271,287         $       -          $ 271,288
         Net Income                             -                 -                  -           365,704            365,704
                                        ------------     -------------      -------------      -------------    ------------

Balance December 31, 2005                   1,000               $ 1          $ 271,287         $ 365,704          $ 636,992
                                        ============     =============      =============      =============    ============
































See accompanying notes and accountant's report.

New Market China, Inc.
Statement of Cash Flows
For the Year Ending December 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
        Net Income                                                                                 $   365,704
        Adjustments to reconcile net earnings to net
          cash provided (used) by operating activities:
            Depreciation                                                                                 1,835
            Minority interest in subsidiaries earnings                                                  70,357
            Extrodinary gain                                                                          (245,890)
        Changes in Current assets and liabilities:
        Accounts receivable - trade                                                                    (62,744)
        Accounts receivable - other                                                                     16,953
        Inventory                                                                                      114,043
        Supplier advances                                                                              553,984
        Accounts payable                                                                              (476,565)
        Accrued expenses                                                                              (170,123)
                                                                                                    -----------
                                             NET CASH PROVIDED (USED) BY
                                                OPERATING ACTIVITIES                                   167,554
CASH FLOWS FROM INVESTING ACTIVITIES
        Currency translations                                                                          (27,417)
        Purchase of Fixed assets                                                                       (18,349)
                                                                                                    -----------
                                            NET CASH (USED) BY INVESTING
                                                ACTIVITIES                                             (45,766)
CASH FLOWS FROM FINANCING ACTIVITIES
        Sale of common stock                                                                           271,288
        Decrease in short term borrowings                                                                 (698)
        Decrease in Long - term debt                                                                    (1,406)
                                                                                                    -----------
                                            NET CASH USED BY
                                                FINANCING ACTIVITIES                                   269,184
NET INCREASE (DECREASE) IN CASH                                                                        390,972
CASH ACQUIRED IN ACQUISITION                                                                           477,481
CASH AT BEGINNING OF PERIOD                                                                                  -
CASH AT END OF PERIOD                                                                              $   868,453
                                                                                                    ===========

Supplemental disclosure of cash flow information:
        Cash paid for:
                                  Interest                                                         $    87,532
                                                                                                    ===========
                                   Taxes                                                           $    50,214
                                                                                                    ===========



See accompanying notes and accountant's report.

                              NEWMARKET CHINA, INC.
                          NOTES TO FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

         THE COMPANY

         NewMarket China, Inc. (the "Company") is a Nevada corporation formed in January, 2005. The Company is a wholly owned subsidiary of NewMarket Technology, Inc. ("NMKT"). The company was established to be the Asian Regional Subsidiary for NMKT. Its mission was initially designed to localize the business plan established by NMKT in North America and to pursue merger and acquisition opportunities, as well as organic business growth initiatives in China.

         The Company conducts its business in China through the formation of a wholly-owned foreign entity ("WOFE"), Clipper Technology, Inc. ("CLPTEC"). Following the formation of CLPTEC, the Company formed a joint venture with a consortium of Chinese technology firms, The Hauli Group. CLPTEC is the majority shareholder of the joint venture.

         The following summarize the more significant accounting and reporting policies and practices of the Company:

         A) USE OF ESTIMATES
         The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition and revenues and expenses for the year then ended. Actual results may differ significantly from those estimates.

         B)  NET EARNINGS PER SHARE
         Basic net earnings per weighted average common share is computed by dividing the net income by the weighted average number of common shares outstanding during the period.

         C)  PRINCIPLES OF CONSOLIDATION
         The consolidated financial statements include the accounts of NewMarket China, Inc. its wholly owned subsidiaries, and majority-owned joint ventures. All inter-company balances and transactions have been eliminated.

         D) CONCENTRATION OF CREDIT RISK
         The Company sells its services and products to end users in the technology and telecommunications industries, concentrated in the Zhejiang Province of Eastern China. The Company believes these customers represent virtually no credit risk. Accordingly, an allowance for doubtful accounts is not required.

         E) PROPERTY AND EQUIPMENT
         All property and equipment is recorded at cost and depreciated over their estimated useful lives, using the straight-line method, generally three, five or seven years. Upon sale or retirement, the costs and related accumulated depreciation are eliminated from their respective accounts, and the resulting gain or loss is included in the results of operations. Repairs and maintenance charges, which do not increase the useful lives of the assets, are charged to operations as incurred. Depreciation expense was $263,888 for the year ended December 31, 2005.

                              NEWMARKET CHINA, INC.
                          NOTES TO FINANCIAL STATEMENTS


         F) INVENTORY
         Inventory, which consists primarily of finished goods, is stated at the lower of cost or market. Cost is determined using the weighted average method.

         G) REVENUE RECOGNITION
         The Company engages in the business of consulting, development, implementation, and maintenance of technology systems which include both software and peripherals for computing, communication, and data exchanges related to general business application as well as the specialty fields of medical, security, military and homeland defense applications. Revenue is recognized at the time of product shipment, delivery, or installation, depending on when title passes, and when all of the following have occurred: a firm sales agreement is in place, pricing is fixed or determinable, and collection is reasonably assured.

         H)   CASH AND EQUIVALENTS
         Cash equivalents are short-term investments with an original maturity date of three months or less.

         I)   RESEARCH & DEVELOPMENT
         Research and development expenses are expensed in the period incurred.

         J)  FOREIGN CURRENCY TRANSACTION AND TRANSLATION GAINS (LOSSES)
         The principal operations of the Company are located in The People's Republic of China. The Company bills in RMB, the local currency, and if the Company payment is denominated in a foreign currency, the Company translates the payment and records a foreign currency transaction gain or loss in accordance with SFAS 52.

(2) STOCKHOLDERS' EQUITY
         The Company has authorized 10,000,000 shares of $0.001 par value common stock. The Company had 1,000 shares of common stock issued and outstanding at December 31, 2005, of which NMKT is the sole shareholder.

(3) INCOME TAXES
         The Company is responsible for all corporate income taxes due locally in China. Pursuant to United States-China tax treaty policies, the Company recognizes taxes locally in China as a Foreign Tax Credit against any corporate income tax liability in the United States.

(4) SHORT-TERM BORROWINGS
         As of December 31, 2005, the Company had $1,261,913 in short-term borrowings outstanding to Ningbo Commercial Bank, which consist of a series of one-year loans due in the first quarter of 2006. The loans have an annual interest rate of 4.87% and are unsecured.

(5) COMMITMENT AND CONTINGENCIES
         A) LEASES The Company is obligated for its physical location under a lease which expires in August, 2007. The lease requires monthly rent of $900 until expiration.

         B) LAWSUITS The Company is not currently a party to any lawsuits or legal proceedings.

                              NEWMARKET CHINA, INC.
                          NOTES TO FINANCIAL STATEMENTS


(6) SUBSEQUENT EVENTS
         In October, 2006, NMKT executed a definitive agreement with Intercell International Corporation ("Intercell") whereby NMKT sold its 100% interest in the Company to Intercell in exchange for 2 million shares of Intercell common stock.

NewMarket China, Inc.
Consolidated Balance Sheet


                                                               June 30, 2006
                                                             -------------------
                                                                 (Unaudited)

 ASSETS

 Current Assets
               Cash & Cash Equivalents                       $          422,519
               Accounts Receivable                                    1,633,459
               Inventory                                              1,318,969
               Supplier Advances                                        414,920
               Other current asset                                      384,524
                                                             -------------------
 Total Current Assets                                                 4,174,391
                                                             -------------------

 Fixed Assets
               Fixtures & Equipment                                     703,256
               Accumulated Depreciation                                (295,064)
                                                             -------------------
 Total Fixed Assets                                                     408,191

 Other Assets
               Investment Securities                                     63,857
                                                             -------------------
 Total Other Assets                                                      63,857

 TOTAL ASSETS                                                $        4,646,440
                                                             ===================

 LIABILITIES & STOCKHOLDERS' EQUITY

 Current Liabilities
               Accounts Payable                              $          864,691
               Short-Term Borrowings                                  1,471,218
               Accrued Expenses and other Payables                      252,141
                                                             -------------------
 Total Current Liabilities                                            2,588,050
                                                             -------------------

 Total Long Term Liabilities                                                  -
                                                             -------------------

 Stockholders' Equity
               Common stock,  $.001 par value,                                1
               authorized 100,000,000 shares; 1,000
               issued and outstanding shares
               Paid in Capital                                        1,506,090
               Retained Earnings                                        552,300
                                                             -------------------
 Total Stockholders' Equity                                           2,058,391
                                                             -------------------

 TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                    $        4,646,440
                                                             ===================

NewMarket China, Inc.
Consolidated Statement of Operations
Six Months ended June 30, 2006
(Unaudited)

 REVENUE                                        $     13,021,252

 COST OF SALES                                        12,652,012
                                                -----------------

 GROSS MARGIN                                            369,239
                                                -----------------

 OPERATING EXPENSES
 General and administrative expenses                     221,925
 Operating expenses                                      108,617
                                                -----------------
   Total expenses                                        330,542
                                                -----------------

 Income from operations                                   38,698
                                                -----------------

 OTHER INCOME (EXPENSE)
 Interest expense                                        (36,445)
 Other income/(expense)                                  (10,286)
                                                -----------------

 Total other income (expense)                            (46,731)
                                                -----------------

 Net loss                                       $         (8,033)
                                                =================

 Loss per common share                          $          (8.03)
                                                =================

Weighted average common
shares outstanding                                         1,000
                                                =================

                              NEWMARKET CHINA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2006
                                   (UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

THE COMPANY

NewMarket China, Inc. (the "Company") is a Nevada corporation formed in January, 2005. The Company is a wholly owned subsidiary of NewMarket Technology, Inc. ("NMKT"). The company was established to be the Asian Regional Subsidiary for NMKT. Its mission was initially designed to localize the business plan established by NMKT in North America and to pursue merger and acquisition opportunities, as well as organic business growth initiatives in China.

The Company conducts its business in China through the formation of a wholly-owned foreign entity ("WOFE"), Clipper Technology, Inc. ("CLPTEC"). Following the formation of CLPTEC, the Company formed a joint venture with a consortium of Chinese technology firms, The Hauli Group. CLPTEC is the majority shareholder of the joint venture.

In  October,   2006,  NMKT  executed  a  definitive   agreement  with  Intercell
International Corporation ("Intercell") whereby NMKT sold its 100% interest in the Company to Intercell in exchange for 2 million shares of Intercell common stock.

The following summarize the more significant accounting and reporting policies and practices of the Company:

         A) USE OF ESTIMATES
         The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition and revenues and expenses for the year then ended. Actual results may differ significantly from those estimates.

         B) NET EARNINGS PER SHARE
         Basic net earnings per weighted average common share is computed by dividing the net income by the weighted average number of common shares outstanding during the period.

         C) PRINCIPLES OF CONSOLIDATION
         The consolidated financial statements include the accounts of NewMarket China, Inc. its wholly owned subsidiaries, and majority-owned joint ventures. All inter-company balances and transactions have been eliminated.

         D) CONCENTRATION OF CREDIT RISK
         The Company sells its services and products to end users in the technology and telecommunications industries, concentrated in the Zhejiang Province of Eastern China. The Company believes these customers represent virtually no credit risk. Accordingly, an allowance for doubtful accounts is not required.

         E) INVENTORY
         Inventory, which consists primarily of finished goods, is stated at the lower of cost or market. Cost is determined using the weighted average method.

                              NEWMARKET CHINA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2006
                                   (UNAUDITED)

         F) REVENUE RECOGNITION
         The Company engages in the business of consulting, development, implementation, and maintenance of technology systems which include both software and peripherals for computing, communication, and data exchanges related to general business application as well as the specialty fields of medical, security, military and homeland defense applications. Revenue is recognized at the time of product shipment, delivery, or installation, depending on when title passes, and when all of the following have occurred: a firm sales agreement is in place, pricing is fixed or determinable, and collection is reasonably assured.

         G) FOREIGN CURRENCY TRANSACTION AND TRANSLATION GAINS (LOSSES)
         The principal operations of the Company are located in The People's Republic of China. The Company bills in RMB, the local currency, and if the Company payment is denominated in a foreign currency, the Company translates the payment and records a foreign currency transaction gain or loss in accordance with SFAS 52.

(2)  SHORT-TERM BORROWINGS

         As of June 30, 2006, the Company had $1,471,218 in short-term borrowings outstanding to Ningbo Commercial Bank, which consist of a series of one-year loans due in the first quarter of 2006. The loans have an annual interest rate of 4.87% and are unsecured.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

On November 13, 2006, Intercell International Corporation (the "Company") signed a definitive Agreement and Plan of Reorganization (the "Agreement") to acquire NewMarket China, Inc. ("NewMaket China"). Pursuant to the Agreement, effective November 13, 2006, the Company acquired 100% equity interest of NewMarket China in exchange for all of the issued and outstanding stock of NewMarket China, one thousand (1,000) common shares held by NewMarket Technology, Inc. ("NewMarket Technology") to be exchanged for two million (2,000,000) restricted common shares of the Company. The purchase method of accounting conforms the accounting policies followed by the consolidated entities. There were no significant accounting policy differences or other items, which required adjustment in the accompanying unaudited pro forma consolidated financial statements.

NewMarket China is a Chinese-based leader in the rapidly developing Chinese software engineering market providing high quality outsourcing services to global customers. In addition, the firm is a systems integrator and value added reseller of major global hardware brands in the Chinese domestic market. NewMarket China has established and continues to grow a highly capable network of Chinese IT Service partners providing domain expertise in telecommunications, multimedia, ERP and finance.

The accompanying unaudited condensed pro forma consolidated balance sheet gives effect to the acquisition as if it had been consummated on June 30, 2006. The accompanying unaudited condensed pro forma consolidated statements of operations for the six months ended June 30, 2006 and June 30, 2005, give effect to the acquisition as if it had been consummated on January 1, 2006, and January 1, 2005, respectively.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of (included herein) as well as those of the Company. The unaudited pro forma consolidated financial statements do not purport to be indicative of the financial position or results of operations that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.

A preliminary allocation of the purchase price of has been made to major categories of assets and liabilities in the accompanying pro forma financial statements. The actual allocation of the purchase price and the resulting effect on income (loss) from operations may differ significantly from the pro forma amounts included herein. The pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the unaudited pro forma consolidated financial statements are subject to change, and the final amounts may differ substantially.

              INTERCELL INTERNATIONAL CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  June 30, 2006


                                                                    Historical
                                                        -----------------------------------
ASSETS                                                      Intercell          NewMarket         Pro forma             Pro forma
                                                          International       China, Inc.       adjustments           consolidated
                                                           Corporation
                                                        ----------------   ----------------   ----------------      ----------------

Cash and cash equivalents                               $        44,570    $       422,519    $       250,000  (B)  $      717,089
Receivables                                                           -          1,633,459                               1,633,459
Inventory                                                             -          1,318,969                               1,318,969
Supplier advances                                                     -            414,920                                 414,920
Other current assets                                                  -            384,524                                 384,524
                                                        ----------------   ----------------   ----------------       ---------------
   Total current assets                                          44,570          4,174,391            250,000            4,468,961
                                                        ----------------   ----------------   ----------------       --------------

Property and equipment, net                                           -            408,191                                 408,191
                                                        ----------------   ----------------   ----------------       --------------

Investment in Securities                                         13,225             63,857                                  77,082

Investment in NewMarket China                                         -                  -            400,000  (C)               -
                                                                                                     (400,000) (C)
                                                                                                                                 -
                                                        ----------------   ----------------   ----------------       --------------
                                                                 13,225             63,857                  0               77,082
                                                        ----------------   ----------------   ----------------       --------------

   Total assets                                         $        57,795    $     4,646,439    $       250,000        $   4,954,234
                                                        ================   ================   ================       ==============


LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                        $        85,255    $       864,689    $                      $     949,946
Short-term borrowings                                                 -          1,471,218                               1,471,218
Accrued expenses and other liabilities                            5,718            252,141                                 257,859
Discontinued operations                                         308,683                  -                                 308,683
Notes payable                                                    35,000                  -                                  35,000
                                                        ----------------   ----------------   ----------------       --------------
   Total current liabilities                                    434,656          2,588,048                               3,022,706

Long-term debt                                                                                                                   0
                                                        ----------------   ----------------   ----------------       --------------

   Total liabilities                                            434,656          2,588,048                               3,022,706
                                                        ----------------   ----------------   ----------------       --------------


   Stockholders' (deficit)/equity                              (376,861)         2,058,391              2,000  (A)       1,931,528
                                                                                                      398,000  (A)
                                                                                                    1,658,389  (A)
                                                                                                          250  (B)
                                                                                                      249,750  (B)
                                                                                                   (1,506,091) (C)
                                                                                                     (552,300) (C)

   Total liabilities and stockholders'
        (deficit) /equity                               $        57,795    $     4,646,439    $       249,998        $   4,954,234
                                                        ================   ================   ================       ==============



Cstock                                                        25,836.00                  1                 (1)              25,836
Apic                                                         39,394,584          1,506,090         (1,506,090)          39,394,584
Pstck                                                               250                                                        250
Addtl Comprehensive Income                                       13,224                                                     13,224
Ret earnings                                                (39,116,575)           552,300           (552,300)         (39,116,575)
Net Income                                                      (52,213)                                                   (52,213)

Total Stock Holder Equity                                       265,106          2,058,391                                 265,106


              INTERCELL INTERNATIONAL CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2006



                                                                 Historical
                                                     -----------------------------------
                                                         Intercell           NewMarket         Pro forma             Pro forma
                                                       International        China, Inc.       adjustments           consolidated
                                                        Corporation
                                                     ----------------    ----------------   ----------------      ----------------


Revenues                                             $              -    $     13,021,252   $                     $     13,021,252
Cost of sales                                                       -         (12,652,012)                             (12,652,012)
                                                     -----------------   -----------------  -----------------     -----------------

Gross profit                                                        -             369,240                                  369,240
                                                     -----------------   -----------------  -----------------     -----------------


Total operating expenses                                      (39,600)           (330,542)                                (370,142)
                                                     -----------------   -----------------  -----------------     -----------------

Loss from operations                                          (39,600)             38,698                                     (902)
                                                     -----------------   -----------------  -----------------     -----------------

Other income (expense):
     Interest income                                              274                   -                                      274
     Gain on acquisition                                            -                   -          1,658,389 (A)         1,658,389
     Interest expense                                               -             (36,445)                                 (36,445)
     Other                                                          -             (10,286)                                 (10,286)
                                                     -----------------   -----------------  -----------------     -----------------
                                                                  274             (46,731)                               1,611,932
                                                     -----------------   -----------------  -----------------     -----------------

Net loss                                             $        (39,326)   $         (8,033)                        $      1,611,030
                                                     =================   =================                        =================

Basic and diluted net income per common share        $              *                                             $           0.06
                                                     =================                                            =================

Weighted average number of common
  shares outstanding                                       23,836,323                              2,000,000 (D)        25,836,323
                                                     =================                                            =================

                          * less than $(0.01) per share

              INTERCELL INTERNATIONAL CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2005



                                                                       Historical
                                                           -----------------------------------
                                                               Intercell           NewMarket         Pro forma          Pro forma
                                                             International        China, Inc.       adjustments        consolidated
                                                              Corporation
                                                           -----------------  -----------------  -----------------    --------------


Revenues                                                   $              -   $              -   $                    $          -
Direct cost of sales                                                      -                  -                                   -
                                                           -----------------  -----------------  -----------------    -------------

Gross profit                                                              -                  -                                   -
                                                           -----------------  -----------------  -----------------    -------------


Total operating expenses                                            (82,185)                 -                             (82,185)
                                                           -----------------  -----------------  -----------------    -------------

Loss from operations                                                (82,185)                 -                             (82,185)
                                                           -----------------  -----------------  -----------------    -------------

Other income (expense):
     Interest income                                                     65                  -                                  65
     Gain on investments                                                150                  -                                 150
     Gain on acquisition                                                  -                  -          1,658,389 (A)    1,658,389
     Interest expense                                                  (555)                 -                                (555)
     Other                                                                -                  -                                   0
                                                           -----------------  -----------------  -----------------    -------------
                                                                       (340)                 -                           1,658,049
                                                           -----------------  -----------------  -----------------    -------------

Discontinued operations                                             (11,781)                 -                             (11,781)

Net (loss) income                                                   (94,306)                 -                           1,564,083
                                                           -----------------  -----------------  -----------------    -------------

Net (loss) income applicable to common shareholders        $        (94,306)  $              -   $                    $  1,564,083
                                                           =================  =================  =================    =============

Basic and diluted net income per common share                             *                                                   0.06
                                                           =================                                          =============

Weighted average number of common
  shares outstanding                                             23,843,878                             2,000,000 (D)   25,843,878
                                                           =================                                          =============

                         * Less than $(0.01) per share.

              INTERCELL INTERNATIONAL CORPORATION AND SUBSIDIARIES
        NOTES TO UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
                          AND STATEMENTS OF OPERATIONS

         BALANCE SHEET AS OF JUNE 30, 2006, AND STATEMENTS OF OPERATIONS
                FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

On November 13, 2006, the Intercell International Corporation (the "Registrant" or, the "Company") acquired 100% of the equity interest in NewMarket China, Inc. ("NewMarket China"). The acquisition was accounted for using the purchase method of accounting. The Company and NewMarket China agreed to utilize an acquisition date of November 13, 2006, for accounting purposes.

The historical unaudited condensed consolidated financial information of Intercell include the accounts of NewMarket China as of June 30, 2006. The historical unaudited statement of operations information of NewMarket China presented in the pro forma statement of operations for the six months ended June 30, 2006 and June 30, 2005.

Adjustments to the accompanying unaudited pro forma condensed consolidated financial statements are as follows:

(A) This entry is recorded to reflect the acquisition of NewMarket China, Inc. ("NewMarket China") in exchange for for all of the issued and outstanding stock of NewMarket China, one thousand (1,000) shares held by NewMarket Technology, Inc. ("NewMarket Technology") to be exchanged for two million (2,000,000) restricted common shares of the Company. The purchase price and preliminary adjustments to historical book value are as follows:

     Purchase price:

                  Common stock
                   (2,000,000 shares at $0.20 per share)      $   400,000
                  Book value of net assets acquired             2,058,391
                                                              -----------

                  Book value of net assets acquired in
                    excess of purchase price                  $ 1,658,389
                                                              ===========

     The Company has treated the value of the net assets acquired in excess of the purchase price as an extraordinary gain on the acquisition.

(B) This entry is recorded to reflect the issuance of 250,000 Shares of the Series A Preferred Shares to NewMarket Technology, Inc. (the sole shareholder of NewMarket China) for $250,000 cash. The shares of Series A Preferred Stock may be converted into that number of authorized but unissued common stock, par value $0.001 per share of the Company, which shall be equal to 60% ownership of the Company after giving effect to such issuance on and as of the date of conversion.

(C) This entry is to eliminate the investment in NewMarket China and the equity of NewMarket China at June 30, 2006.

(D) The weighted average number of common shares has been adjusted to reflect the issuance of 2,000,000 shares that were issued by the Company to acquire the issued and outstanding stock of NewMarket China. The adjustment is to reflect the issuance as if it occurred at the beginning of each respective period.